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                                                                Exhibit 10.17



                                ASSIGNMENT OF LICENSES

    This Assignment is made and entered into this 31 day of August, 1993, by and between Heather Paige II Industries, Inc., a California corporation ("ASSIGNOR"), and I.C. Isaacs & Co., L.P., a Delaware limited partnership ("ASSIGNEE").

    WHEREAS, ASSIGNOR is the licensee under two Exclusive Domestic License Agreements (the "License Agreements") dated, respectively, June 1, 1993 and December 1, 1993, between BHPC Marketing, Inc., a California corporation ("Licensor"), and ASSIGNOR concerning the license of rights to use Licensor's marks and designs relating to the name "Beverly Hills Polo Club" (the "Marks") in connection with the design, manufacture, import, distribution, advertising, promotion, shipment and sale of certain women's apparel products throughout the United States and all of its territories and possessions; and

    WHEREAS, ASSIGNOR desires to assign the Licenses Agreements, and all of its right, title and interest thereunder, to ASSIGNEE, and ASSIGNEE desires to obtain such an assignment.

    NOW, THEREFORE, it is agreed by the parties as follows:

    1. ASSIGNMENT

       For valuable consideration received, ASSIGNOR hereby grants and assigns to ASSIGNEE the License Agreements and all of ASSIGNOR's right, title and interest arising thereunder. ASSIGNOR further agrees, without further consideration, to take such acts and execute such documents and instruments as ASSIGNEE may reasonably request to effectuate fully this Assignment. In furtherance of the transfer of such license rights, ASSIGNOR shall promptly deliver to ASSIGNEE certain patterns, designs, samples and the like as have been mutually agreed upon by the parties. Further, ASSIGNEE shall receive all right, title and interest which ASSIGNOR has or may acquire with respect to use of the Marks in China, and ASSIGNOR shall take all acts and execute all documents or instruments which ASSIGNEE may reasonably request in furtherance of ASSIGNEE's receiving such right, title and interest.

    2. PAYMENT FOR ASSIGNMENT

       As consideration for the Assignment effected hereby, ASSIGNEE agrees to pay ASSIGNOR a total sum of three hundred thousand dollars ($300,000) in cash, of which fifty thousand dollars ($50,000) has already been delivered to ASSIGNOR pursuant to Paragraph 2(a) of that certain letter of intent dated August 19,

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1993 and the balance of two hundred fifty thousand dollars ($250,000) shall be paid upon execution and delivery of this Assignment. In addition to the foregoing sums, if, at any time within three years from the date of this Assignment, ASSIGNEE acquires the right, either under a direct license from the Licensor or a sub-license from any licensee, in either case on terms acceptable to ASSIGNEE in its sole discretion, to use the Marks in China, ASSIGNEE shall pay a further sum of three hundred thousand dollars ($300,000) to ASSIGNOR. The parties hereby acknowledge and agree that, as of the date hereof, neither ASSIGNOR nor ASSIGNEE has been granted any rights with respect to the use of the Marks in China.

3. MISCELLANEOUS

       3.1 ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be modified except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

       3.2 SUCCESSORS AND ASSIGNS. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

       3.3 COUNTERPARTS. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ASSIGNEE:                              ASSIGNOR:

I.C. ISAACS & CO., L.P.                HEATHER PAIGE II
                                       INDUSTRIES, INC.


By  /s/ Robert Arnot                   By /s/ Howard Regen
   --------------------------            ---------------------------
   Robert Arnot                          Howard Regen
   Chairman of the Board                 President


By /s/ Gerald Lear
  --------------------------
   Gerald Lear
   President and Chief Executive Officer

                                CONSENT OF LICENSOR

    The undersigned hereby consents to the above-described Assignment of the "License Agreements" (as defined in the first

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recital above), and all of Heather Paige II Industries, Inc.'s right, title and interest arising thereunder, to I.C. Isaacs & Co., L.P. The undersigned hereby acknowledges and affirms that ASSIGNEE does not assume and shall have no responsibility or liability with respect to any obligations arising under the License Agreements prior to the effectiveness of the Assignment, except that ASSIGNEE shall be obligated to make the minimum royalty payments (aggregating $7,111.11) due under the License Agreements for August, 1993.

                                       LICENSOR:

Dated: 9/1, 1993                       BHPC MARKETING, INC.


                                   By /s/ Don Garrison
                                     ---------------------------------
                                      Don Garrison
                                      Licensing Director


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